UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 23, 2011
____________________

Tegal Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

140 2nd Street, Suite 318
Petaluma, CA 94952
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Disposition of Assets

In connection with the proposed sale of its intellectual property portfolio for Nanolayer Deposition Technology (NLD), on December 23, 2011 Tegal Corporation (the “Company”) awarded three of the four offered lots to multiple IC and semiconductor equipment manufacturers for aggregate consideration of approximately $4 million, of which the Company has received to date approximately $3.6 million.  NLD is a process technology that bridges the gap between high throughput, non-conformal chemical vapor deposition (CVD) and highly conformal, low throughput atomic layer deposition (ALD).  The portfolio included over 35 US and international patents in the areas of pulsed-CVD, plasma-enhanced ALD, and NLD.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated December 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2011	TEGAL CORPORATION

	By:	/s/ Christine Hergenrother
	Name:	Christine Hergenrother
	Title:	Chief Financial Officer